EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in this Registration Statement.





                                                             ARTHUR ANDERSEN LLP




New York, New York
April 29, 1996